STAMPS.COM INC.
FORM OF INDUCEMENT STOCK OPTION AGREEMENT

<first_name> <last_name> (“you“)

As an inducement for you to accept employment with Stamps.com Inc., a Delaware corporation (the “Company”), you have been granted an option (the “Option”) to purchase shares of Common Stock of the Company on the terms and conditions set forth in this Agreement. The Option is not granted under any equity plan maintained by the Company.

Award ID:                    <award_id>

Grant Date:                    February 26, 2018

Vesting Commencement Date:          February 26, 2018

Exercise Price Per Share:              <award_price>

Total Number of Shares Granted:          60,000

Type of Option:                    Nonstatutory/inducement grant

Definitions:	Capitalized terms used herein shall have the definitions indicated herein or as set forth in the attached Additional Terms and Conditions.

Vesting Schedule:	Except as set forth below, the Option shall vest and become exercisable, in whole or in part, in accordance with the following schedule:
One-fourth on the first anniversary of the Grant Date and an additional one-forty-eighth (1/48) on the 26th day of each month thereafter, until fully vested and exercisable on February 26, 2022.

Term/Expiration Date:
The Option shall expire (10) years after the Grant Date, unless earlier terminated as described below. In the event of your Termination of Service: (a) as a result of your death or Disability, the Option shall terminate twelve (12) months after such death or Disability; (b) by the Company for Cause, the Option shall terminate immediately after the Company’s notice or advice of such Termination of Service is dispatched to you; or (c) for any reason other than as a result of your death or Disability or by the Company for Cause, the Option shall terminate ninety (90) calendar days after such Termination of Service. Upon your Termination of Service, the Option shall be exercisable until the termination (or earlier expiration) thereof only to the extent it was vested and exercisable on the date of such Termination of Service.

Change in Control:
      In the event your Termination of Service is made by the Company without Cause or by you for Good Reason within eighteen (18) months following the effective date of any Covered Transaction (the “Transaction Date“) in connection with which the Option did not become fully vested and exercisable, the Option will become fully vested and exercisable as of the date of your Termination of Service; provided that if the Transaction Date occurs on or before the one (1) year anniversary of the Grant Date, then instead of the Option becoming fully vested and exercisable on such date, the vesting and exercisability of the Option will accelerate by twenty four (24) months measured from the date of your Termination of Service.

Method of Exercise:
The Option shall be exercised through the Company’s stock option administrator in accordance with the attached Additional Terms and Conditions and the policies established by the Company from time to time.

Transferability:
The Option shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by you other than by will or the laws of descent or distribution or pursuant to a Domestic Relations Order, and shall be exercisable only by you during your lifetime.

Rights as Stockholder:
You shall have the rights of a stockholder with respect to the shares of Common Stock subject to the Option only as to those shares acquired upon exercise of the Option, and not as to any shares covered by any unexercised portion of the Option.

No Obligation to Continue Service:
The Company is not obligated by or as a result of this Agreement or the Option to continue your employment or other service with the Company, and this Agreement shall not interfere in any way with the right of the Company to terminate your employment or other service with the Company at any time, with or without Cause, subject to Applicable Laws and written agreements (if any). Neither this Agreement nor the Option shall give you any right to be or remain an employee of the Company or of any Subsidiary.

Compliance with Securities Laws:
You agree for yourself, your legal representatives and estate, or other persons who acquire the right to exercise the Option, that shares of Common Stock will be purchased in the exercise of the Option for investment purposes only and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended) unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and other requirements of that Act, and that such exercise will otherwise be made in compliance with such Act and with any applicable “blue sky“ or applicable foreign laws.

Tax Withholding:	Upon exercise of the Option, federal, state and local income taxes and applicable employment taxes shall be withheld as set forth in the Additional Terms and Conditions attached hereto.

Insider Trading Policy:
You must at all times comply with the Company’s Insider Trading Policy and all policy-related restrictions, including in connection with the exercise of the Option. If you have any questions concerning the Insider Trading Policy, please contact the Company’s Legal Department.

This Agreement is governed by and subject to the Additional Terms and Conditions attached hereto, which are made a part of this Agreement.
ADDITIONAL TERMS AND CONDITIONS
1.    DEFINITIONS.
1.1.    “Applicable Laws” means the requirements relating to stock and stock options under U.S. state corporate laws, U.S. federal and state securities laws, federal and state employment laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Stock is listed or quoted, and other similar laws.
1.2.    “Board” means the Board of Directors of the Company.
1.3.    “Cause” means (A) if the Optionee is a party to an employment or other similar service agreement with the Company (a “Service Agreement”), and “cause” is defined therein, such definition, or (B) if the Optionee is not party to a Service Agreement or the Optionee’s Service Agreement does not define “cause”, then Cause means any of the following:
(i)    the Optionee’s material breach of his fiduciary duty to the Company,
(ii)    the Optionee’s indictment (or equivalent) for a felony or other serious crime, or
(iii)    the Optionee’s commission of a wrongful act that would make the continuance of his employment by the Company detrimental to the Company.
1.4.    “Change in Control” means the first to occur of any of the following events:
(i)    The date on which any one person or entity, or more than one person or entity acting as a group, becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of Directors, other than a group of two or more persons or entities not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company that requires the reporting of any change in control. The acquisition of additional Stock by any person or entity who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the Stock of the Company entitled to vote in the election of Directors is not a Change in Control.
(ii)    During any period of not more than twenty four (24) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Agreement, individuals who, at the beginning of such period, constitute the Board, and any new Director (other than a Director designated by a person or entity who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this definition of “Change in Control”) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.
(iii)    The date on which any one person or entity, or more than one person or entity acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person(s) or entity(ies)) assets from the Company that have a total gross fair market value greater than 50% of the total gross fair market value of all of the Company’s assets immediately before the acquisition or acquisitions; provided, however, transfer of assets that otherwise would satisfy the requirements of this subsection (iii) will not be treated as a Change in Control if the assets are transferred to:
(A)    a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(B)    an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
(C)    a person or entity, or more than one person or entity acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or
(D)    an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly by a person or entity, or more than one person or entity acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company.
If the Change in Control constitutes a payment event with respect to any award that provides for the deferral of compensation and is subject to Section 409A of the Code, then to the extent required (i) the event constituting a Change in Control is intended to constitute a “change in ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined for purposes of Section 409A of the Code and (ii) “Change in Control” as used herein shall be interpreted consistently therewith.
1.5.    “Code” means the Internal Revenue Code of 1986, as amended.
1.6.    “Company” means Stamps.com Inc., a Delaware corporation.
1.7.    “Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and that:
(i)    renders the Optionee unable to engage in any substantial gainful activity; or
(ii)    results in the Optionee receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.
Disability shall be interpreted in a manner consistent with Section 409A of the Code and shall be determined by the Company in its sole discretion, after consideration of such evidence as it may require, including a report or reports of such physician or physicians as the Company may designate.
1.8.    “Domestic Relations Order” means a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.
1.9.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.10.    “Exercise Price” means the amount specified per share of Stock, at which Stock may be purchased on exercise of the Option, as specified in this Agreement.
1.11.    “Fair Market Value” of the Stock on any given date under this Agreement shall be determined as follows:
(iv)    If the Stock is at the time readily tradable on an established securities market, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the securities market determined by the Company to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such market. If there is no reported sale of the Stock on such market on the date of determination, then the fair market value shall be the closing price on such market on the last preceding date for which such quotation exists; or
(v)    If the Stock is at the time not readily tradable on an established securities market, then the fair market value shall be determined by the Company by the reasonable application of a reasonable valuation method, taking into account such considerations as may be applicable for purposes of or specified in Section 409A of the Code and Treasury Regulations thereunder.
1.12.    “Good Reason” means a voluntary resignation by the Optionee after any of the following effected without the Optionee’s consent: (A) a change in his position with the Company that materially reduces his duties and responsibilities or the level of management to which he reports, (B) a reduction in his level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of his principal place of employment by more than fifty (50) miles.
1.13.    “Grant Date” means the date of the Company action granting the Option or such later date as is specified in this Agreement.
1.14.    “Optionee” means the individual that has been granted the Option.
1.15.    “Stock” means the Common Stock of the Company, par value $0.01 per share.
1.16.    “Subsidiary” means any corporation in which the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the Grant Date shall be considered a Subsidiary commencing as of the date such status is attained.
1.17.    “Termination of Service” means a cessation of the employee-employer relationship between the Optionee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary from the Company. A transfer in employment relationship from the Company to a Subsidiary or from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a Termination of Service.
2.    PAYMENT FOR SHARES OF STOCK.
2.1.    General Rule. The Exercise Price for shares of Stock to be issued upon exercise of the Option shall be payable in lawful money of the United States of America at the time of exercise. However, with Company approval, payment may be made pursuant to Sections 2.2, 2.3 or 2.4, or any combination thereof.
2.2.    Surrender of Stock. To the extent that this Section 2.2 is applicable, payment may be made all or in part with shares of Stock that are owned by the Optionee or his or her representative and that are surrendered to the Company in good form for transfer. Such shares of Stock shall be valued at their Fair Market Value on the date that the Option is exercised.
2.3.    Exercise/Sale (“Cashless Exercise”). To the extent that this Section 2.3 is applicable, payment may be made by the delivery of an irrevocable direction to a securities broker, acceptable to the Company, to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price of the Option.
2.4.    Net Share Exercise. To the extent that this Section 2.4 is applicable, payment may be made by holding back from the shares of Stock to be issued upon exercise of the Option that number of shares of Stock having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price (the Fair Market Value of the shares of Stock to be held back shall be determined on the date that the Option is exercised).
3.    ADJUSTMENT OF STOCK.
3.1.    General. In the event of: a subdivision of the outstanding Stock; a declaration of a dividend payable in shares of Stock; a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock (a “Material Dividend”); a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock; a recapitalization; a spinoff; a merger, consolidation, or other reorganization involving the Company that would not constitute a Change in Control; or any similar occurrence, then the Company shall make appropriate adjustments (which adjustments shall be final, binding and conclusive on all parties) in one or more of:
(i)    The number and kind of shares of Stock covered by the Option;
(ii)    The Exercise Price under the Option, but without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option) as to which the Option remains exercisable; and
(iii)    In the event of a Material Dividend, (A) the Exercise Price, including the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option), under the Option necessary to compensate for the loss of intrinsic value of the Option as a result of the Material Dividend and (B) other adjustments or actions appropriate to compensate for the loss of intrinsic value of the Option as a result of the Material Dividend; provided that any such adjustments or other actions described in subsections (A) or (B) shall be made in compliance with the Code (including Section 409A thereof) and the Treasury Regulations thereunder and any other applicable tax laws or regulations.
3.2.    Reservation of Rights. Except as provided in this Section 3, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Stock subject to the Option. The grant of the Option pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
4.    LIQUIDATION; CHANGE IN CONTROL AND OTHER TRANSACTIONS.
4.1.    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Company shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction. The Company in its discretion may provide for the Optionee to have the right to exercise the Option until ten (10) days prior to such transaction as to all of the Stock covered thereby, including Stock as to which the Option would not otherwise be exercisable. In addition, the Company may provide that any Company repurchase option or forfeiture rights applicable to the Option shall lapse as to all such Stock covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.
4.2.    Change in Control and Other Corporate Transactions. In the event of a Change in Control, a merger or consolidation of the Company with or into another corporation, the sale of substantially all of the assets of the Company or other reorganization of the Company (each, a “Covered Transaction”), if the successor corporation, or a parent of the successor corporation, does not assume the Option or substitute for the Option an equivalent option or right (or if the Company is the surviving entity in the Covered Transaction, the Covered Transaction does not result in a continuation of the Option by the Company), then the Optionee shall fully vest in and have the right to exercise the Option as to all of the shares of Stock as to which it would not otherwise be vested or exercisable. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Covered Transaction (or in lieu of continuation of the Option by the Company if the Company is the surviving entity in the Covered Transaction), then the Company shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Section 4.2, the Option shall be considered assumed if, following the Covered Transaction, the option or right confers the right to purchase or receive, for each share of Stock subject to the Option immediately prior to the Covered Transaction, the consideration (whether stock, cash, or other securities or property) received in the Covered Transaction for each share of Stock held on the effective date of the Covered Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in the Covered Transaction is not solely common stock of the successor corporation or its parent, then the Company may, with the consent of the successor corporation or its parent, provide for the consideration to be received upon the exercise of the Option, for each share of Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Covered Transaction.
5.    WITHHOLDING TAXES.
5.1.    Payment by Optionee; Deduction by Company. As a condition to the exercise of any Option, and no later than the date as of which the value of any Stock or other amounts received thereunder first becomes includable in the gross income of the Optionee for Federal, state, or local income tax purposes, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the Optionee, including any payment or release of cash or shares of Stock under the Agreement.
5.2.    Payment in Stock. With the permission of the Company, the Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to the exercise of the Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Optionee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.
6.    SECURITIES LAWS.
Shares of Stock shall not be issued under this Agreement unless the issuance and delivery of such shares of Stock complies with (or is exempt from) all requirements of Applicable Laws, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.
7.    MISCELLANEOUS.
7.1.    Successors. All obligations of the Company under this Agreement, with respect to the Option granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
7.2.    Stock Certificates. Notwithstanding anything in this Agreement to the contrary, the issuance of shares of Stock may be effected on a non-certificated basis, to the extent not prohibited by Applicable Laws.
7.3.    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
7.4.    Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
7.5.    Governing Law. This Agreement, the Option, and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to such state’s or any other jurisdiction’s conflicts of law principles.